Exhibit 99.1
United Components Reports Results of Operations for
First Quarter 2009
EVANSVILLE, IN May 12, 2009 - United Components, Inc. (“UCI”) today announced results for the quarter ended March 31, 2009. Revenue of $219.9 million decreased $9.4 million over the year-ago quarter. Excluding the effects of obtaining new customer business in both quarters, revenue decreased by 3.5% from the year-ago quarter. On this basis, the company reported revenue increases in the retail and traditional channels and declines in the OEM, OES and heavy duty channels.
Net income attributable to UCI for the quarter was $1.6 million, including $2.9 million in special charges, net of tax, including costs related to obtaining new business, reductions in force, defending class action litigation, the establishment of new facilities in China and integration of water pump operations. Excluding these charges, adjusted net income would have been $4.5 million. Net income attributable to UCI for the first quarter of 2008 was $6.8 million, including $1.8 million of special charges, net of tax, related to the establishment of new facilities in China, costs of obtaining new business and integration of water pump operations. Excluding these charges, adjusted net income would have been $8.6 million.
Earnings before interest, taxes, depreciation and amortization, or EBITDA, as adjusted consistent with the company’s historical presentations, was $25.2 million for the first quarter, compared with $32.6 million for the year-ago quarter. The reconciliation of net income to adjusted EBITDA, a non-GAAP measure of financial performance, is set forth in Schedule A.
“In the midst of this serious economic downturn, we are very pleased with our results for the quarter, particularly the significant improvement over the fourth quarter of 2008,” said Bruce Zorich, Chief Executive Officer of UCI. “We saw the beginnings of a return in consumer demand, especially in the retail sector, and we are encouraged by a continuing uptick in demand as we head into the second quarter.”
“In addition, our aggressive cost structure initiatives resulted in significant savings over last year’s first quarter, with additional savings to come in the second quarter,” continued Zorich. “We are very well positioned to capitalize on the opportunities that we see as the economy recovers.”
As of March 31, 2009, the company’s debt stood at $425.1 million. The company ended the quarter with $73.0 million in cash, up from $46.6 million at December 31, 2008. The company had no outstanding balance under its revolving credit facility at March 31, with $20 million outstanding at December 31, 2008.
Conference Call
The company will host a conference call to discuss its results and performance on Wednesday, May 13, 2009, at 11:00 a.m. Eastern Time. Interested parties are invited to listen to the call by telephone. Domestic callers can dial (800) 637-1381. International callers can dial (502) 498-8424.
A replay of the call will be available from May 13, 2009, for a ninety-day period, at www.ucinc.com. Click on the UCI 2009 1st Quarter Results button.

About United Components, Inc.
United Components, Inc. is among North America’s largest and most diversified companies servicing the vehicle replacement parts market. We supply a broad range of products to the automotive, trucking, marine, mining, construction, agricultural and industrial vehicle markets. Our customer base includes leading aftermarket companies as well as a diverse group of original equipment manufacturers.
Forward Looking Statements
All statements, other than statements of historical facts, included in this press release and the attached report that address activities, events or developments that UCI expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements give UCI’s current expectations and projections relating to the financial condition, results of operations, plans, objectives, future performance and business of UCI and its subsidiaries. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They are subject to uncertainties and factors relating to UCI’s operations and business environment, all of which are difficult to predict and many of which are beyond UCI’s control. UCI cautions investors that these uncertainties and factors, including those discussed in Item 1A of UCI’s 2008 Annual Report on Form 10-K and in its other SEC filings, could cause UCI’s actual results to differ materially from those stated in the forward-looking statements. UCI cautions that investors should not place undue reliance on any of these forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law, UCI undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.
For More Information, Contact:
Dan Johnston, Chief Financial Officer (812) 867-4726
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United Components, Inc.
Condensed Consolidated Income Statements (unaudited)
(in thousands)

	Three Months ended March 31,
	2009	2008

Net sales	$219,862	$229,290
Cost of sales	179,598	178,230

Gross profit	40,264	51,060
Operating expense
Selling and warehousing	(14,298)	(15,505)
General and administrative	(11,896)	(12,528)
Amortization of acquired intangible assets	(1,480)	(1,593)
Costs of integration of water pump operations	(205)	(363)

Operating income	12,385	21,071
Other expense
Interest expense, net	(7,999)	(9,142)
Management fee expense	(500)	(500)
Miscellaneous, net	(1,485)	(527)

Income before income taxes	2,401	10,902
Income tax expense	(1,135)	(4,176)

Net income	1,266	6,726
Less: loss attributable to noncontrolling interest	(304)	(29)

Net income attributable to United Components, Inc.	$1,570	$6,755

United Components, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2009	2008
	(unaudited)	(audited)
Assets

Current assets
Cash and cash equivalents	$73,005	$46,612
Accounts receivable, net	253,741	261,624
Inventories, net	146,838	159,444
Deferred tax assets	24,310	24,245
Other current assets	19,463	19,452

Total current assets	517,357	511,377

Property, plant and equipment, net	163,953	167,906
Goodwill	241,461	241,461
Other intangible assets, net	72,470	74,606
Deferred financing costs, net	2,403	2,649
Other long-term assets	1,536	1,823

Total assets	$999,180	$999,822

Liabilities and equity

Current liabilities
Accounts payable	$109,677	$104,416
Short-term borrowings	6,595	25,199
Current maturities of long-term debt	384	422
Accrued expenses and other current liabilities	96,221	85,730

Total current liabilities	212,877	215,767

Long-term debt, less current maturities	418,106	418,025
Pension and other postretirement liabilities	80,649	79,832
Deferred tax liabilities	4,030	3,560
Due to parent	18,406	17,535
Other long-term liabilities	2,760	2,540

Total liabilities	736,828	737,259

Equity	262,352	262,563

Total liabilities and equity	$999,180	$999,822

United Components, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Three Months ended March 31,
	2009	2008

Net cash provided by operating activities	$49,239	$6,768

Cash flows from investing activities
Capital expenditures	(4,018)	(7,886)
Proceeds from sale of other property, plant and equipment	24	58

Net cash used in investing activities	(3,994)	(7,828)

Cash flows from financing activities
Issuances of debt	3,672	347
Debt repayments	(22,391)	(18,256)

Net cash used in financing activities	(18,719)	(17,909)

Effect of currency exchange rate changes on cash	(133)	109

Net increase (decrease) in cash and cash equivalents	26,393	(18,860)

Cash and cash equivalents at beginning of year	46,612	41,440

Cash and cash equivalents at end of period	$73,005	$22,580

EBITDA and Adjusted EBITDA
EBITDA and Adjusted EBITDA are presented because they are believed to be frequently used by parties interested in United Components, Inc. (“UCI”). Management believes that EBITDA and Adjusted EBITDA provide useful information to investors because they facilitate an investor’s comparison of UCI’s operating results to that of companies with different capital structures and with cost basis in assets that have not been revalued and written-up in an allocation of a recent acquisition’s purchase price.
The calculation of Adjusted EBITDA, presented on Schedule A, reflects the calculation of EBITDA as used in the amended and restated credit agreement for UCI’s senior credit facilities. The adjusted EBITDA required by the credit agreement is used to measure compliance with covenants of that agreement such as interest coverage.
EBITDA and Adjusted EBITDA are not measures of financial performance under United States generally accepted accounting principles (“U.S. GAAP”) and should not be considered alternatives to net income, operating income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flow from operating activities as a measure of liquidity.

Schedule A
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
(in millions)

	Three Months ended March 31,
	2009	2008
Net income attributable to United Components, Inc.	$1.6	$6.8
Interest, net of noncontrolling interest	8.0	9.1
Income tax expense, net of noncontrolling interest	1.2	4.2
Depreciation, net of noncontrolling interest	7.1	6.7
Amortization	2.1	2.2

EBITDA	20.0	29.0
Special items:
Cost to defend antitrust litigation	0.5	—
Reduction in force severance	1.0	—
Cost of integration of water pump operations	0.2	0.4
Establishment of new facilities in China	0.4	1.4
New business changeover and sales commitment costs	2.4	1.1
Non-cash charges (stock options)	0.2	0.2
Management fee	0.5	0.5

Adjusted EBITDA	$25.2	$32.6